This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(5)
File No. 333-296632
SUBJECT TO COMPLETION, DATED AUGUST 10, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 9, 2026)

Tyson Foods, Inc.
$      % Senior Notes due 20
$      % Senior Notes due 20
We are offering $    aggregate principal amount of   % Senior Notes due 20  (the “20  notes”) and $    aggregate principal amount of   % Senior Notes due 20  (the “20  notes” and, together with the 20  notes, the “notes”).
We will pay interest on the 20  notes and the 20  notes semiannually on     and     of each year, commencing on    , 2027. The 20  notes and the 20  notes will mature on     and    , respectively. We may redeem some or all of the notes at any time and from time to time at the applicable redemption prices described herein.
The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness from time to time outstanding, including all other senior notes issued under the indenture. Each series of notes will be issued only in registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The notes will not be listed on any securities exchange.
Investing in our notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

	Per 20 Note	Per 20 Note	Total
Public Offering Price(1)
Underwriting Discounts and Commissions
Proceeds, before expenses to us

(1)	Plus accrued interest from, and including, 2026, if settlement occurs after that date.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes to purchasers on or about     , 2026.
Joint Book-Running Managers

BofA Securities	J.P. Morgan	Morgan Stanley	Rabo Securities

The date of this prospectus supplement is     , 2026.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission using a shelf registration process.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.
Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our notes and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus supplement before investing in our notes.
Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, in this prospectus supplement the words “the Company,” “Tyson,” “we,” “us,” and “our” refer to Tyson Foods, Inc. and not to any of its subsidiaries.
S-ii

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Our Class A common stock is listed and traded on the New York Stock Exchange, or “NYSE.” You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including certain SEC filings, is also available at our website at https://ir.tyson.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus.
The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus.
We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering under this prospectus supplement and the accompanying prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	Our Annual Report on Form 10-K for the fiscal year ended September 27, 2025;
•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended December 27, 2025, March 28, 2026 and June 27, 2026;
•
The information included in our Definitive Proxy Statement on Schedule 14A filed on December 17, 2025 that is specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 27, 2025;

•
Our Current Reports on Form 8-K filed with the SEC on November 21, 2025 (solely Item 8.01 therein), December 15, 2025, February 2, 2026 (solely Item 8.01 therein), February 9, 2026, February 11, 2026, February 20, 2026, April 2, 2026, May 28, 2026 (solely Item 5.02 therein), June 8, 2026 (solely Item 5.02 therein, amended on June 17, 2026), June 9, 2026 and June 18, 2026; and

•	Our Registration Statement on Form 8-A dated October 14, 1997.
You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:
Investor Relations Department
Tyson Foods, Inc.
2200 West Don Tyson Parkway
Springdale, AR 72762-6999
(800) 632-3410 x4524
S-iii

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
Certain information in this prospectus constitutes forward-looking statements. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2026, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). Words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “forecast,” “target,” “outlook,” “may,” “should,” “could,” and similar expressions, as well as statements written in the future tense, identify forward-looking statements. These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the effectiveness of financial excellence programs or operational optimization plans; (ii) access to, and inputs from, foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (iii) global pandemics have had, and may in the future have, an adverse impact on our business and operations; (iv) cyber attacks, other cyber incidents, security breaches or other disruptions of our information technology systems; (v) risks associated with our failure to consummate favorable acquisition transactions or integrate certain acquisitions’ operations; (vi) the Tyson Limited Partnership’s ability to exercise significant control over the Company; (vii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (viii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (ix) outbreak of a livestock disease (such as African swine fever (ASF), avian influenza (AI), New World screwworm or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to conduct our operations; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) effectiveness of advertising and marketing programs; (xii) significant marketing plan changes by large customers or loss of one or more large customers; (xiii) our ability to leverage brand value propositions; (xiv) changes in availability and relative costs of labor and contract farmers and our ability to maintain good relationships with team members, labor unions, contract farmers and independent producers providing us livestock; (xv) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (xvi) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xvii) the effect of climate change and any legal or regulatory response thereto; (xviii) adverse results from litigation; (xix) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xx) impairment in the carrying value of our goodwill or indefinite life intangible assets; (xxi) our participation in a multiemployer pension plan; (xxii) volatility in capital markets or interest rates; (xxiii) risks associated with our commodity purchasing activities; (xxiv) the effect of, or changes in, general economic conditions; (xxv) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics, armed conflicts or extreme weather; (xxvi) failure to maximize or assert our intellectual property rights; (xxvii) effects related to changes in tax rates, valuation of deferred tax assets and liabilities, or tax laws and their interpretation; and (xxviii) those factors listed under Item 1A. “Risk Factors” included in our Annual Report filed on Form 10-K for the year ended September 27, 2025, in our Quarterly Reports filed on Form 10-Q for the three months ended December 27, 2025, March 28, 2026 and June 27, 2026, and subsequently filed Current Reports on Form 8-K. You should refer to the “Risk Factors” section of this prospectus supplement and the accompanying prospectus and to the Company’s periodic and current reports filed with the SEC for specific risks which would cause actual results to be significantly different from those expressed or implied by these forward-looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this prospectus supplement and the accompanying prospectus are cautioned not to place undue reliance on the forward-looking statements.
S-iv

SUMMARY
This summary highlights selected information contained elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before investing in our notes. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors,” the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
OUR COMPANY
We are a world-class food company and recognized leader in protein. Founded in 1935 by John W. Tyson, we have grown under four generations of family leadership. The Company is unified by this purpose: Tyson Foods. We Feed the World Like FamilyTM and have a broad portfolio of iconic products and brands including Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, State Fair®, Aidells® and ibp®. We are dedicated to bringing high-quality food to every table in the world, safely and affordably, now and for future generations. Headquartered in Springdale, Arkansas, the Company had approximately 133,000 employees (“team members”) on September 27, 2025. Through our Core Values, Tyson Foods strives to operate with integrity, create value for its shareholders, customers, communities and team members, be faith-friendly and inclusive, provide a safe work environment and serve as a steward of the animals, land and environment entrusted to it. Some of the key factors influencing our business are customer demand for our products; the ability to maintain and grow relationships with customers and introduce new and innovative products to the marketplace; accessibility of international markets; market prices for our products; the cost and availability of live cattle and hogs, raw materials and feed ingredients; availability of team members to operate our production facilities; and operating efficiencies of our facilities. We operate in five reportable segments: Beef, Pork, Chicken, Prepared Foods and International.
We operate a fully vertically-integrated chicken production process. Our integrated operations consist of breeding stock, contract farmers, feed production, processing, further-processing, marketing and transportation of chicken and related specialty products, including animal and pet food ingredients. Through our wholly-owned subsidiary, Cobb-Vantress, we are one of the leading poultry breeding stock suppliers in the world. Investing in breeding stock research and development allows us to breed into our flocks the characteristics found to be most desirable.
We also process live fed cattle and hogs and fabricate dressed beef and pork carcasses into primal and sub-primal meat cuts, case-ready beef and pork and fully-cooked meats. In addition, we derive value from specialty products such as hides and variety meats sold to further processors and others.
We produce a wide range of fresh, value-added, frozen and refrigerated food products. Our products are marketed and sold primarily by our sales staff to grocery retailers, grocery wholesalers, meat distributors, warehouse club stores, military commissaries, industrial food processing companies, chain restaurants or their distributors, live markets, international export companies and domestic distributors who serve restaurants, foodservice operations such as plant and school cafeterias, convenience stores, hospitals and other vendors. Additionally, sales to the military and a portion of sales to international markets are made through independent brokers and trading companies.
As part of our commitment to innovation and growth, we have a subsidiary focused on investing in companies developing breakthrough technologies, business models and products that have the potential to transform the food industry. Tyson New Ventures, LLC is used to broaden our exposure to innovative, new forms of protein and ways of improving animal welfare, water management, and packaging and land stewardship initiatives to complement the Company’s continuing investments in innovation in our core Beef, Pork, Chicken, Prepared Foods and International businesses.

RECENT DEVELOPMENTS
On August 10, 2026, we announced the commencement of an offer to purchase for cash up to $1,200,000,000 of our outstanding 3.55% Notes due June 2027 (the “2027 Notes”), 4.35% Notes due March 2029 (the “4.35% 2029 Notes”) and 5.40% Notes due March 2029 (the “5.40% 2029 Notes,” together with the 2027 Notes and the 4.35% 2029 Notes, the “Tender Offer Notes”) (the “Tender Offer”) pursuant to a separate offer to purchase, dated as of August 10, 2026, and related documents (the “Tender Offer Materials”). The Tender Offer will expire at 5:00 p.m., New York City time, on September 8, 2026, or any other date and time to which we extend the Tender Offer.
We intend to use the proceeds from this offering (after deducting estimated fees, commissions and expenses relating to this offering and to the concurrent Tender Offer), together with cash on hand, to purchase the Tender Offer Notes and the remainder, if any, for general corporate purposes. The settlement of the Tender Offer is conditioned upon the consummation of this offering on terms and conditions satisfactory to us, in a manner such that the net proceeds from this offering, together with other available sources of cash, are sufficient to purchase all of the Tender Offer Notes validly tendered pursuant to the Tender Offer and other general conditions set forth in the Tender Offer Materials. We may waive these and other conditions at our sole discretion.
Whether or not the Tender Offer is consummated, we may, from time to time, purchase the Tender Offer Notes in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise, or may redeem any of the Tender Offer Notes pursuant to their terms. BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Rabo Securities USA, Inc. are acting as the dealer managers for the Tender Offer.
This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the Tender Offer Notes and does not constitute a notice of redemption of the Tender Offer Notes.
CORPORATE INFORMATION
Tyson Foods, Inc. commenced business in 1935, was incorporated in Arkansas in 1947, and was reincorporated in Delaware in 1986.
Our principal executive offices are located at 2200 West Don Tyson Parkway, Springdale, Arkansas 72762-6999. Our telephone number is (479) 290-4000. Our website is www.tysonfoods.com. Information on or accessible through our website is not part of this prospectus supplement.

THE OFFERING
Issuer
Tyson Foods, Inc., a Delaware corporation.
Notes Offered
$    aggregate principal amount of   % Senior Notes due 20  (the “20  notes”).
$    aggregate principal amount of   % Senior Notes due 20  (the “20  notes”).
Maturity
The 20  notes will mature on     and the 20  notes will mature on    , in each case unless earlier redeemed by us, as described below.
Interest Payment Dates
We will pay interest on the 20  notes and 20  notes semiannually on     and     of each year, or the first business day thereafter if such day is not a business day, commencing on   , 2027.
Interest Rate
For the 20  notes:   % per annum.
For the 20  notes:   % per annum.
Ranking
The notes will be our senior unsecured obligations, and will rank equally with all our future senior unsecured indebtedness, including all other senior notes issued under the indenture, from time to time outstanding. The indenture provides for the issuance from time to time of senior unsecured indebtedness by us in an unlimited amount. The notes will be effectively subordinated to any of our future secured debt, to the extent of the value of the collateral securing such debt, and will be structurally subordinated to all existing and future obligations of our subsidiaries.
As of June 27, 2026, prior to giving effect to this offering, the Company and its consolidated subsidiaries had outstanding, on a consolidated basis, $8,006 million of total debt.
Optional Redemption
We may redeem some or all of the notes at any time prior to maturity at the redemption prices described in this prospectus supplement under “Description of the Notes—Optional Redemption.”
Change of Control Offer
If a “Change of Control Triggering Event” (as defined in “Description of the Notes—Change of Control”) occurs with respect to a series of notes, we will be required, unless we have exercised our option to redeem the notes of such series, to offer to purchase the notes of such series at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of purchase. See “Description of the Notes—Change of Control.”
Certain Covenants
The indenture governing the notes contains certain covenants. See “Description of the Notes—Certain Covenants” in this prospectus supplement and “Description of Debt Securities—Certain Covenants” in the accompanying prospectus.

Form and Denomination
Each series of notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
DTC Eligibility
The notes will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as “DTC,” or its nominee. See “Description of the Notes—Book-Entry System.”
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $   million. We intend to use the net proceeds from this offering, together with cash on hand, to purchase the Tender Offer Notes and the remainder, if any, for general corporate purposes. See “Use of Proceeds.”
No Listing of the Notes
We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system.
Governing Law
New York law.
Trustee, Registrar and Paying Agent
The Bank of New York Mellon Trust Company, N.A.
Risk Factors
See “Risk Factors” beginning on page S-8 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
The following table presents our summary historical consolidated financial data and other operating data. The summary historical consolidated financial information is derived from the financial statements we have incorporated by reference into this prospectus supplement and the accompanying prospectus. The other information set forth below includes certain non-GAAP financial measures, which are not presentations made in accordance with GAAP and are presented only as a supplement to our financial statements based on GAAP.
You should read the summary historical consolidated financial information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our historical consolidated and unaudited condensed consolidated financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	Fiscal Year Ended			Nine Months Ended
	September 27, 2025	September 28, 2024	September 30, 2023	June 27, 2026	June 28, 2025
	(in millions, except per share data and margin data)
Consolidated Condensed Statements of Income:
Sales	$54,441	$53,309	$52,881	$41,834	$40,581
Cost of sales	50,879	49,682	50,250	39,143	37,745
Gross profit	3,562	3,627	2,631	2,691	2,836
Selling, general and administrative	2,121	2,218	2,245	1,592	1,553
Goodwill impairment	343	—	781	—	343
Operating income (loss)	1,098	1,409	(395)	1,099	940
Interest income	(73)	(89)	(30)	(27)	(57)
Interest expense	449	481	355	299	343
Other, net	(47)	(75)	(42)	75	(47)
Total other (income) expense	329	317	283	347	239
Income (loss) before income taxes	769	1,092	(678)	752	701
Income tax expense (benefit)	262	270	(29)	212	252
Net Income (loss)	507	822	(649)	540	449
Less: Net income (loss) attributable to noncontrolling interests	33	22	(1)	13	22
Net income (loss) attributable to Tyson	$474	$800	$(648)	$527	$427
Net income (loss) per share attributable to Tyson:
Class A basic	$1.37	$2.31	$(1.87)	$1.53	$1.23
Class B basic	$1.22	$2.06	$(1.68)	$1.38	$1.10
Diluted	$1.33	$2.25	$(1.87)	$1.49	$1.20
Other Financial Data:
Cash provided by operating activities	$2,155	$2,590	$1,752	$1,469	$1,620
Depreciation and amortization	1,361	1,400	1,339	1,055	1,029
EBITDA(1)(2)	2,495	2,872	976	2,071	2,008
Adjusted EBITDA(1)(2)	3,632	3,120	2,149	2,581	2,684
Adjusted Operating Income(1)(3)	2,287	1,820	933	1,616	1,679
Adjusted Operating Margin(1)(3)	4.1%	3.4%	1.8%	3.8%	4.1%

Balance Sheet date (at end of period):
Cash and cash equivalents	$1,229	$1,717	$573	$740	$1,547
Total assets	36,658	37,100	36,251	35,612	36,464
Net property, plant and equipment	9,204	9,442	9,634	8,789	9,081
Total debt	8,830	9,787	9,506	8,006	9,065
Total Shareholders’ equity	18,227	18,514	18,255	18,185	18,468
(1)
EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Net debt to EBITDA (Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents and short-term investments, to EBITDA (and to Adjusted EBITDA). EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measurements in the evaluation of our business.

Adjusted EBITDA, Adjusted Operating Income (Loss) and Adjusted Operating Margin are defined as EBITDA, Operating Income (Loss) and Operating Margin (Operating Income or Loss divided by Sales), respectively, excluding the impacts of any items that management believes affect comparability and do not directly reflect our core operations on an ongoing basis, which in management’s judgment, affect the year-to-year assessment of operating results.
Adjusted Operating Income (Loss), Adjusted Operating Margin, EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measures in the evaluation of our business that are not required by, or presented in accordance with GAAP. The non-GAAP financial measures are tools intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis. These non-GAAP measures should not be a substitute for their comparable GAAP financial measures. You should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. We believe the presentation of these non-GAAP financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our calculation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies and other companies may not define these non-GAAP financial measures in the same way, which may limit their usefulness of comparative measures.
(2)	The following table presents a reconciliation of our non-GAAP EBITDA, Adjusted EBITDA and net debt to Adjusted EBITDA to GAAP net income for the periods presented:

	Fiscal Year Ended			Nine Months Ended
	September 27, 2025	September 28, 2024	September 30, 2023	June 27, 2026	June 28, 2025
	(in millions, except margin data) (unaudited)
Net income (loss)	$507	$822	$(649)	$540	$449
Less: Interest income	(73)	(89)	(30)	(27)	(57)
Add: Interest expense	449	481	355	299	343
Add/(Less): Income tax expense (benefit)	262	270	(29)	212	252
Add: Depreciation	1,093	1,159	1,100	885	828
Add: Amortization(a)	257	229	229	162	193
EBITDA	$2,495	$2,872	$976	$2,071	$2,008
Adjustments to EBITDA:
Less: Facility fire related costs (insurance proceeds)	$(36)	$(18)	$(75)	$—	$(21)
Add: Brand and product line discontinuations	23	8	17	—	17
Add: Restructuring and related charges	45	31	124	195	33
Add: Plant closure and disposal charges	17	182	303	—	17
Add: Legal contingency accruals	738	174	156	269	343
Add: Goodwill and intangible impairments	343	—	781	—	343
Add: Product recall	41	—	—	—	—
Add: Impairment of equity investments	28	—	—	73	—
Add: Executive leadership transition charges	—	—	—	73	—
Less: Depreciation and amortization included in EBITDA adjustments(b)	(62)	(129)	(133)	(100)	(56)
Total Adjusted EBITDA	$3,632	$3,120	$2,149	$2,581	$2,684
Total gross debt	$8,830	$9,787	$9,506
Less: Cash and cash equivalents	(1,229)	(1,717)	(573)
Less: Short-term investments	—	(10)	(15)
Total net debt	$7,601	$8,060	$8,918
Ratio Calculations:
Gross debt/EBITDA	3.5x	3.4x	9.7x
Net debt/EBITDA	3.0x	2.8x	9.1x
Gross debt/Adjusted EBITDA	2.4x	3.1x	4.4x
Net debt/Adjusted EBITDA	2.1x	2.6x	4.1x

(a)
Excludes the amortization of debt issuance and debt discount expense of $11 million for the fiscal year ended September 27, 2025, $12 million for the fiscal year ended September 28, 2024, $10 million for the fiscal year ended September 30, 2023, $8 million for the nine months ended June 27, 2026 and $8 million for the nine months ended June 28, 2025 as it is included in interest expense.

(b)
Removal of accelerated depreciation of $39 million, $19 million, $100 million and $39 million related to restructuring and related charges for the fiscal year ended September 27, 2025, the fiscal year ended September 30, 2023, the nine months ended June 27, 2026 and the nine months ended June 28, 2025, respectively, and $127 million and $114 million related to plant closures and disposals for the fiscal years ended September 28, 2024 and September 30, 2023, respectively, as they are already included in depreciation expense. Removal of accelerated amortization of $23 million, $2 million and $17 million related to brand discontinuation for the fiscal years ended September 27, 2025 and September 28, 2024 and the nine months ended June 28, 2025, respectively, as they are already included in amortization expense.

(3)	The following table presents a reconciliation of our Adjusted Operating Income (Loss) and Adjusted Operating Margin for the periods presented:

	Fiscal Year Ended			Nine Months Ended
	September 27, 2025	September 28, 2024	September 30, 2023	June 27, 2026	June 28, 2025
	(in millions, except margin data) (unaudited)
Sales	$54,441	$53,309	$52,881	$41,834	$40,581
Operating income (loss)	1,098	1,409	(395)	1,099	940
Add/(Less): Plant closure and disposal charges	17	182	303	—	17
Add: Legal contingency accruals	738	174	156	269	343
Add: Executive leadership transition charges	—	—	—	73	—
Add/(Less): Restructuring and related charges	45	31	124	175	33
Add/(Less): Facility fire related costs (insurance proceeds)	(18)	16	(53)	—	(14)
Add: Goodwill and intangible impairments	343	—	781	—	343
Add: Brand and product line discontinuations	23	8	17	—	17
Add: Product recall	41	—	—	—	—
Adjusted Operating Income	$2,287	$1,820	$933	$1,616	$1,679
Reported Operating Margin %	2.0%	2.6%	(0.7)%	2.6%	2.3%
Adjusted Operating Margin %(a)	4.1%	3.4%	1.8%	3.8%	4.1%

(a)
Adjusted operating margin excludes $698 million, $45 million and $156 million for fiscal years 2025, 2024 and 2023, respectively, and $248 million and $343 for the nine months ended June 27, 2026 and June 28, 2025, respectively, of legal contingency accruals recognized as a reduction to Sales.

RISK FACTORS
Any investment in our notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to purchase our notes. In addition, you should carefully consider, among other things, the matters discussed (i) under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 27, 2025, (ii) in our Quarterly Reports filed on Form 10-Q for the three months ended December 27, 2025, March 28, 2026 and June 27, 2026 and (iii) in other documents that we subsequently file with the Securities and Exchange Commission, all of which are incorporated by reference into this prospectus supplement. The risks and uncertainties described in such incorporated documents and described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of our notes could decline, and you may lose all or part of your investment in our notes. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note on Forward-Looking Statements.”
Risks Related to the Notes
The notes will be effectively subordinated to all of our existing and future secured debt and to the existing and future obligations of our subsidiaries.
The notes will rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future liabilities that are not so subordinated; junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness incurred by our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.
As of June 27, 2026, prior to giving effect to this offering, the Company and its consolidated subsidiaries had outstanding, on a consolidated basis, $8,006 million of total debt. We intend to use the net proceeds from this offering, together with cash on hand, to purchase the Tender Offer Notes and the remainder, if any, for general corporate purposes.
The notes are obligations of Tyson Foods, Inc. only and our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.
The notes are obligations of Tyson Foods, Inc. and are not guaranteed by any of our subsidiaries. A substantial portion of our consolidated assets is held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.
Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.
Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture that could have the effect of diminishing our ability to make payments on the notes when due.
You may not be able to sell your notes if active trading markets for the notes do not develop.
The 20  notes and the 20  notes each constitutes a new issue of securities, for which there are no existing trading markets. In addition, we do not intend to apply to list the notes on any securities exchange or for quotation on any automated quotation system. We cannot provide you with any assurance regarding whether trading markets for the notes will develop, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes of each series. The underwriters have advised us that they currently intend to make a market in the 20  notes and the 20  notes. The underwriters, however, are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. If no active trading markets develop, you may be unable to resell the notes at any price or at their fair market value or at all.
The prices at which you will be able to sell your notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.
We believe that the value of the notes in any secondary market will be affected by the supply and demand of the notes, the interest rate and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the notes of a change in a specific factor, assuming all other conditions remain constant.
•
United States Interest Rates. We expect that the market value of the notes will be affected by changes in United States interest rates. In general, if United States interest rates increase, the market value of the notes may decrease. We cannot predict the future level of market interest rates.

•
Our Credit Rating, Financial Condition and Results of Operations. We expect that each series of notes will be rated by one or more nationally recognized statistical rating organizations. Any rating agency that rates the notes may lower our rating or decide not to rate the notes in its sole discretion. Actual or anticipated changes in our credit ratings, financial condition or results of operations may affect the market value of the notes. In general, if our credit rating is downgraded, the market value of the notes may decrease. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. No person is obligated to maintain any rating on the notes, and, accordingly, we cannot assure you that the ratings assigned to the notes will not be lowered or withdrawn by the assigning rating organization at any time thereafter.

We want you to understand that the impact of one of the factors above, such as an increase in United States interest rates, may offset some or all of any change in the market value of the notes attributable to another factor, such as an improvement in our credit rating.
Our credit ratings may not reflect all risks of an investment in the notes.
The credit ratings assigned to the notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading markets, if any, for, or trading value of, your notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.

There are limited covenants in the indenture.
Neither we nor any of our subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the indenture from granting security interests over our assets, except to the extent described under “Description of the Notes—Certain Covenants—Restrictions on Liens” in this prospectus supplement, or from paying dividends, making investments or issuing or repurchasing our securities.
In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Debt Securities—General” included in the accompanying prospectus.
We may not be able to repurchase the notes upon a change of control, which would result in a default under the notes.
Holders of the notes may require us to repurchase their notes in certain events upon a “change of control” as defined under “Description of the Notes—Change of Control” in this prospectus supplement. We cannot assure you that we will have sufficient financial resources, or will be able to arrange sufficient financing, to pay the purchase price of the notes, particularly if a change of control triggers a similar repurchase requirement for, or results in the acceleration of, our other than existing debt. In addition, our ability to repurchase the notes for cash may be limited by law, or by the terms of other agreements relating to our indebtedness outstanding at that time. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and for holders of the notes.
Redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes—Optional Redemption” in this prospectus supplement. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $    million. We intend to use the net proceeds from this offering, together with cash on hand, to purchase the Tender Offer Notes and the remainder, if any, for general corporate purposes.
There are currently $1,300 million aggregate principal amount of the 2027 Notes outstanding. The 2027 Notes have an interest rate of 3.550% per annum and will mature on June 2, 2027, unless earlier redeemed by us. There are currently $1,000 million aggregate principal amount of the 4.35% 2029 Notes outstanding. The 4.350% 2029 Notes have an interest rate of 4.35% per annum and will mature on March 1, 2029, unless earlier redeemed by us. There are currently $600 million aggregate principal amount of the 5.40% 2029 Notes outstanding. The 5.40% 2029 Notes have an interest rate of 5.40% per annum and will mature on March 1, 2029, unless earlier redeemed by us.

CAPITALIZATION
The following table sets forth our cash position and capitalization as of June 27, 2026:
•	on an actual basis; and
•
on an as adjusted basis to give effect to this offering and the use of proceeds therefrom after deducting the underwriting discounts and commissions and estimated offering expenses, assuming the net proceeds are initially held as cash and cash equivalents.

This table should be read in conjunction with the other sections of this prospectus supplement and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” in this prospectus supplement.

	As of June 27, 2026
	Actual	As adjusted
	($ in millions, except for share numbers)
Cash and cash equivalents	$740
Short-term debt:
3.55% Notes due June 2027	1,300
Finance leases and other	128	128
Unamortized debt issuance costs	(1)
Total short-term debt	1,427
Long-term debt:
Revolving term loan credit facility due December 2028(1)	—	—
Revolving credit facility due April 2030	—	—
Senior notes:
7.00% Notes due January 2028	18	18
4.35% Notes due March 2029	1,000	1,000
5.40% Notes due March 2029	600	600
6.13% Notes due November 2032	156	156
5.70% Notes due March 2034	900	900
4.88% Notes due August 2034	500	500
4.95% Notes due February 2036	500	500
5.15% Notes due August 2044	497	497
4.55% Notes due June 2047	713	713
5.10% Notes due September 2048	1,485	1,485
Discount on senior notes	(34)	(34)
% Senior Notes due 20 , offered hereby	—
% Senior Notes due 20 , offered hereby	—
Finance leases	99	99
Other	183	183
Unamortized debt issuance costs	(38)
Total long-term debt	6,579
Total debt	$8,006
Shareholders’ equity:
Common stock ($0.10 par value):
Class A—authorized 900 million shares; issued 378 million shares	38	38
Convertible Class B—authorized 900 million shares; issued 70 million shares	7	7
Capital in excess of par value	4,742	4,742
Retained earnings	18,643	18,643
Accumulated other comprehensive income (loss)	(168)	(168)
Treasury stock, at cost—96 million shares	(5,183)	(5,183)
Total Tyson shareholders’ equity	18,079	18,079
Noncontrolling interests	106	106
Total shareholders’ equity	18,185	18,185
Total capitalization	$26,191
(1)	This facility has an option to be converted into a term loan as of the maturity date, in tranches that could extend up to an additional 7 years.

DESCRIPTION OF THE NOTES
General
The $   aggregate principal amount of   % Senior Notes due 20   (the “20   notes”) and $   aggregate principal amount of   % Senior Notes due 20   (the “20   notes” and, together with the 20   notes, the “notes”) will each constitute a separate series of debt securities pursuant to a base indenture dated as of June 1, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank)), as Trustee, as supplemented by a supplemental indenture with respect to each series of notes, between the Company and the Trustee. In this section, we refer to the base indenture (the “base indenture”), as supplemented by each supplemental indenture (each, a “supplemental indenture”), collectively as the “Indenture.” The terms of the notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.
You can find the definitions of some of the terms used in this description below under the caption “—Certain Definitions.” The defined terms used in this description but not defined below under the caption “—Certain Definitions” have the meanings assigned to them in the Indenture.
The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under the heading “Where You Can Find More Information”.
As used in this section, the term “Company” means Tyson Foods, Inc. and does not include any subsidiary of Tyson Foods, Inc.
Brief Description of the Notes
The notes:
•	are unsecured senior obligations of the Company; and
•	are senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the notes.
Principal, Maturity and Interest
The 20   notes will be initially issued in an aggregate principal amount of $    and will mature on    , 20  , with accrued and unpaid interest to such date. The 20   notes will be initially issued in an aggregate principal amount of $    and will mature on    , 20  , with accrued and unpaid interest to such date.
The Company will issue each series of notes in minimum denominations of $2,000 and any greater integral multiple of $1,000. We are permitted to issue additional notes of any series from time to time without notice to or the consent of the registered holders of such series of notes. Each series of notes and the related additional notes, if any, will be treated as a single series for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase, provided that if such additional notes of a series are not fungible with the original notes of such series for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the notes include any additional notes actually issued.
The 20   notes will bear interest at   % per annum and the 20   notes will bear interest at   % per annum, each from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for, each payable semiannually on     and     of each year, beginning    , 2027 in the case of each of the 20   notes and the 20   notes, to the persons in whose names the notes are registered at the close of business on the 14th calendar day immediately preceding such interest payment date, whether or not such day is a Business Day. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption
Prior to the 20   Par Call Date, with respect to the 20   notes, and prior to the 20   Par Call Date, with respect to the 20   notes (as defined below), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(i) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus     basis points, in the case of the 20   notes, and     basis points, in the case of the 20   notes, less (ii) interest accrued on the principal amount of such notes being redeemed to, but excluding, the date of redemption, and

•	100% of the principal amount of the notes being redeemed,
plus, in each case, any accrued and unpaid interest on the notes to be redeemed to, but excluding, the date of redemption.
On or after the applicable Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.
“20  Par Call Date” means     in the case of the 20  notes.
“20  Par Call Date” means     in the case of the 20  notes.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the applicable redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.
If on the third Business Day preceding the applicable redemption date H.15 is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no responsibility in determining or calculating the redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent and, at our discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at our discretion shall be satisfied (or waived by us) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at our discretion shall not have been satisfied (or waived by us).
We shall notify holders of any such rescission as soon as practicable after we determine that such conditions precedent will not be able to be satisfied or we are not able or willing to waive such conditions precedent, in each case subject to policies and procedures of DTC (or any successor depositary). In any event, we shall provide written notice to the trustee prior to the close of business on the Business Day prior to the relevant redemption date if any such redemption has been rescinded or delayed, and upon receipt of such notice the trustee shall provide such notice to each holder of the notes in the same manner in which the notice of redemption was given. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price as set forth above under “—Optional Redemption.”
In the case of a partial redemption, selection of the notes for redemption will be made in accordance with the applicable procedures of the depositary. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the applicable policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Selection and Notice of Redemption
If we are redeeming less than all of the notes at any time, the notes to be redeemed will be selected in accordance with applicable DTC procedures.
We will redeem notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be delivered at least 15 but not more than 60 days before the redemption date to each Holder of the notes to be redeemed at its registered address.
If the notes are to be redeemed in part only, the notice of redemption that relates to the notes will state the portion of the principal amount thereof to be redeemed. We will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the Holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the notes or portions of them called for redemption.
No Mandatory Redemption; Offers to Purchase; Open Market Purchases
We are not required to make any mandatory redemption or sinking fund payments with respect to the notes.
However, under certain circumstances, we may be required to offer to purchase notes as described under the caption “—Change of Control.” We may at any time and from time to time purchase notes in the open market or otherwise.

Ranking
Senior Indebtedness versus Notes
The indebtedness evidenced by the notes is unsecured and will rank pari passu in right of payment with the other senior indebtedness of the Company.
As of June 27, 2026, prior to giving effect to this offering, the Company and its consolidated subsidiaries had outstanding, on a consolidated basis, $8,006 million of total debt. We intend to use the net proceeds from this offering, together with cash on hand, to purchase the Tender Offer Notes and the remainder, if any, for general corporate purposes.
The notes are unsecured obligations of the Company. Secured debt and other secured obligations of the Company are effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.
Liabilities of Subsidiaries versus Notes
A substantial portion of our operations is conducted through our subsidiaries. None of our subsidiaries are Guaranteeing the notes. In addition, our future subsidiaries may not be required to Guarantee the notes. Claims of creditors of our subsidiaries, including trade creditors and creditors holding indebtedness or Guarantees issued by any of our subsidiaries, and claims of preferred stockholders of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including Holders of the notes, even if such claims do not constitute senior indebtedness. Accordingly, the notes are effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such subsidiaries.
Change of Control
Upon the occurrence of a Change of Control Triggering Event with respect to a series of notes, each Holder of such series of notes shall have the right to require that the Company repurchase such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Within 30 days following the date upon which any Change of Control Triggering Event with respect to a series of notes shall have occurred, we will send a notice to each Holder of such series of notes with a copy to the Trustee (the “Change of Control Offer”) or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, stating:
(1)
that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered); and
(3)	the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its notes purchased.
We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the underwriters of the notes. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Restrictions on Liens” and “—Certain Covenants—Restrictions on Sale and Lease-Back Transactions.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the notes protection in the event of a highly leveraged transaction.
The occurrence of certain change of control events with respect to the Company will constitute a default under the Revolving Credit Agreements and will restrict our ability to purchase notes. In the event that a Change of Control occurs at a time when we are prohibited by the Revolving Credit Agreements from purchasing notes, we may seek the consent of our lenders under the Revolving Credit Agreements to purchase the notes or may attempt to refinance the borrowings under the Revolving Credit Agreements. If we cannot obtain the consent of such lenders to purchase the notes or successfully refinance such borrowings, we will remain prohibited from purchasing notes pursuant to a Change of Control Offer, which would constitute a Default under the Indenture, which would, in turn, constitute a default under the Revolving Credit Agreements.
Indebtedness that we may Incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase their notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us.
Finally, our ability to pay cash to the Holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.
The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of notes may require the Company to make an offer to repurchase such series of notes as described above.
The provisions under the Indenture relative to our obligation to make an offer to repurchase a series of notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of such series of notes.
For purposes of the foregoing discussion, the following definitions apply:
“Change of Control” means the occurrence of any of the following:
(1)
the Permitted Holders cease to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, or any direct or indirect transfer of securities of the Company by the Permitted Holders or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the “specified person”) held by any other Person (the “parent entity”) so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in clause (1) above), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(3)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to the Company or one of its subsidiaries;

(4)
the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property; or

(5)	the adoption of a plan relating to the liquidation or dissolution of the Company.
Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (i) the survivor or transferee is a Person that is controlled by the Permitted Holders or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the notes and a Subsidiary of the transferor of such assets.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event with respect to a series of notes. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Fitch” means Fitch Ratings Inc. and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agencies.”
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Permitted Holders” means (1) the Tyson Limited Partnership (or any successor entity), (2) “members of the same family” of Mr. Don Tyson as defined in Section 447(e) of the Code and (3) any entity (including, but not limited to, any partnership, corporation, trust or limited liability company) in which one or more individuals described in clauses (1) and (2) hereof possess over 50% of the voting power or beneficial interests.
“Rating Agencies” means (i) each of Moody’s, S&P and Fitch; and (ii) if any of Moody’s, S&P or Fitch ceases to rate a series of notes or fails to make a rating of a series of notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that is selected by us (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s, S&P or Fitch, or each of them, as the case may be.
“Rating Event” means, with respect to a series of notes, (i) the rating of such series of notes is lowered by two of the three Rating Agencies on any day during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public notice of our intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of such series of notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), and (ii) such series of notes are rated below Investment Grade by two of the three Rating Agencies on any day during the Trigger Period; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform us that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). If a Rating Agency is not providing a rating for such series of notes at the commencement of such period, such series of notes will be deemed to have ceased to be rated as investment grade by such Rating Agency during such period.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
Certain Covenants
Restrictions on Liens
Reference is made to the sections “Description of Debt Securities—Certain Covenants—Restrictions on Liens” and “Description of Debt Securities—Certain Covenants—Certain Definitions” in the accompanying prospectus.
Restrictions on Sale and Lease-Back Transactions
Reference is made to the sections “Description of Debt Securities—Certain Covenants—Restrictions on Sale and Lease-Back Transactions” and “Description of Debt Securities—Certain Covenants—Certain Definitions” in the accompanying prospectus.
Restrictions on Consolidations, Mergers and Sales of Assets
The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:
(1)
the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture;

(2)	immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing; and
(3)
the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the notes.
SEC Reports
The Company will deliver to the Trustee, within 15 days after the Company is required to file with the SEC, copies of the quarterly and annual reports and of the information, documents, and other reports which the Company has so filed with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Filing of any such annual report, information, documents and such other reports on the SEC’s EDGAR system (or any successor thereto) or any other publicly available database maintained by the SEC will be deemed to satisfy this requirement.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Defaults
Each of the following is an Event of Default with respect to any series of notes:
(1)	a default in the payment of interest on the notes when due, continued for 30 days;
(2)	a default in the payment of principal of the notes when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;
(3)	the failure by the Company to comply with its obligations under “—Certain Covenants—Restrictions on Consolidations, Mergers and Sales of Assets” above;
(4)
the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under “—Change of Control” (other than a failure to purchase notes) or under “—Certain Covenants—Restrictions on Liens”, “—Certain Covenants—Restrictions on Sale and Lease-Back Transactions”;

(5)	the failure by the Company to comply for 60 days after notice with the covenant described under “—Certain Covenants—SEC Reports” or its other agreements contained in the Indenture; or
(6)	certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the “bankruptcy provisions”).
However, a Default under clause (4) or (5) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding notes of such series notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.
If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company), the Trustee or the Holders of at least 25% in principal amount of the outstanding notes of such series may declare the principal of and accrued but unpaid interest on all the notes of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes of such series may rescind any such acceleration with respect to such series of notes and its consequences.
Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of such series of notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a note may pursue any remedy with respect to the Indenture or such series of notes unless:
(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;
(2)	Holders of at least 25% in principal amount of the outstanding notes of any series have requested the Trustee to pursue the remedy;
(3)	such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;
(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(5)	Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee in respect of such series of notes. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of such series of notes or that would involve the Trustee in personal liability.

If a Default with respect to a series of notes occurs and is continuing and if such Default is known to any responsible officer of the Trustee, the Trustee must send to each Holder of such series of notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on such series of notes, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interest of the Holders of such series of notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.
Amendments and Waivers
Subject to certain exceptions, the Indenture may be amended with respect to any series of notes with the consent of the Holders of a majority in principal amount of such series of notes then outstanding (including consents obtained in connection with a tender offer or exchange for such series of notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of such series of notes then outstanding. However, without the consent of each Holder of an outstanding note of such series affected thereby, an amendment or waiver may not, among other things:
(1)	reduce the amount of such series of notes whose Holders must consent to an amendment, supplement or waiver;
(2)	reduce the rate of or extend the time for payment of interest on any note of such series;
(3)	reduce the principal of or change the Stated Maturity of any note of such series;
(4)	make any note payable in money other than that stated in the note of such series;
(5)
impair the right of any Holder of such series of notes to receive payment of principal of and interest on such Holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes;

(6)	make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;
(7)	change the provisions applicable to the redemption of any notes of such series as described under “—Optional Redemption”;
(8)	make any change in the ranking or priority of any note of such series that would adversely affect the Holders; or
(9)	make any change in, or release other than in accordance with the Indenture, any Guarantee of such series that would adversely affect the Holders.
Notwithstanding the preceding, without the consent of any Holder of the notes of any series, the Company and the Trustee may amend the Indenture with respect to such series of notes:
(1)	to cure any ambiguity, omission, defect or inconsistency;
(2)	to provide for the assumption of the obligations of the Company under the Indenture by a successor to the Company;
(3)	to add Guarantees with respect to the notes or to secure the notes;
(4)	to add to the covenants of the Company for the benefit of the Holders of the notes or to surrender any right or power conferred upon the Company;
(5)	to make any change that does not adversely affect the rights of any Holder of the notes;
(6)	to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;
(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture as of the date thereof;

(8)	to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;
(9)
to conform the text of the Indenture or the notes to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture or the notes; or

(10)
to make any amendment to the provisions of the Indenture relating to the transfer and legending of the notes; provided, however, that (a) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer notes.

The consent of the Holders of such series of notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
After an amendment under the Indenture becomes effective, the Company is required to send to Holders of the notes of the affected series a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the notes of the affected series, or any defect therein, will not impair or affect the validity of the amendment.
Neither the Company nor any Affiliate of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a series of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or such series of notes unless such consideration is offered to all Holders of notes of such series and is paid to all Holders of such series of notes that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Transfer
The notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer. We or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.
Satisfaction and Discharge
When (1) we deliver to the Trustee all outstanding notes of a series for cancellation or (2) all outstanding notes of a series have become due and payable, whether at maturity or on a redemption date as a result of the delivering of notice of redemption, or will become due and payable within one year, and, in the case of clause (2), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding notes of such series, including interest thereon to maturity, and if, in either case, we pay all other sums payable under the Indenture by us, then the Indenture shall, subject to certain exceptions, cease to be of further effect.
Defeasance
At any time, we may terminate all our obligations under any series of notes and the Indenture (“legal defeasance”) with respect to such series of notes, except for certain obligations, including those owed to the Trustee, those respecting the defeasance trust and obligations to register the transfer or exchange of such series of notes, to replace mutilated, destroyed, lost or stolen notes of such series and to maintain a registrar and paying agent in respect of such series of notes.
In addition, at any time we may terminate our obligations under “—Change of Control” and under the covenants described under “—Certain Covenants” (other than the covenant described under “—Restrictions on Consolidations, Mergers and Sales of Assets”) with respect to any series of notes.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option in respect of a series of notes, payment of such series of notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option in respect of a series of notes, payment of such series of notes may not be accelerated because of an Event of Default with respect to such series of notes specified in clauses (4) or (5) (solely with respect to SEC reports) under “—Defaults” above.

In order to exercise either of our defeasance options in respect of a series of notes, we must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, for the payment of principal and interest on such series of notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of such series of notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service (“IRS”) or other change in applicable federal income tax law).
Concerning the Trustee
The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture. We have appointed the Trustee as Registrar and Paying Agent with regard to the notes.
The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
The Holders of a majority in principal amount of the outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee in respect of such series of notes, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of their own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of a series of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under the notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of a series of notes by accepting such note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.
Book-Entry System
Upon issuance, each series of notes will be represented by one or more global securities deposited with, or on behalf of the depositary. The global securities representing the notes will be registered in the name of the depositary or its nominee. Except under the circumstances described in the accompanying prospectus under “Description of Debt Securities—Book-Entry System,” the notes will not be issuable in definitive form. So long as each series of notes are represented by one or more global securities, the depositary or its nominee will be considered the sole owner or holder of such series of notes for all purposes under the Indenture, and the beneficial owners of such series of notes will be entitled only to those rights and benefits afforded to them in accordance with the depositary’s regular operating procedures. See “Description of Debt Securities—Book-Entry System” in the accompanying prospectus.
A further description of the depositary’s procedures with respect to global securities is set forth in the accompanying prospectus under “Description of Debt Securities—Book-Entry System.” The depositary has confirmed to the Company, the underwriters and the Trustee that it intends to follow such procedures with respect to the notes.

Certain Definitions
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Attributable Debt” means, as to any particular lease under which any Person is at the time liable, other than a capital lease, and at any date as of which the amount of such lease is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term of such lease as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a capital lease with like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. “Attributable Debt” means, as to a capital lease under which any Person is at the time liable and at any date as of which the amount of such lease is to be determined, the capitalized amount of such lease that would appear on the face of a balance sheet of such Person in accordance with GAAP.
“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.
“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commodity Price Protection Agreement” means, with respect to any Person, any forward contract, commodity swap, commodity option or other similar agreement or arrangement entered into with respect to fluctuations in commodity prices.
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
(1)	matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;
(2)	is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or
(3)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of a series of notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of such series of notes shall not constitute Disqualified Stock if:
(4)
the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the notes and described under “—Change of Control”; and

(5)	any such requirement only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered pursuant thereto.
The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of such Board of Directors.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:
(1)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;
(2)	statements and pronouncements of the Financial Accounting Standards Board;
(3)	such other statements by such other entity as approved by a significant segment of the accounting profession; and
(4)
the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such other Person:
(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Price Protection Agreement.
“Holder” means the Person in whose name a note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1)
the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of all sale and leaseback transactions entered into by such Person;
(3)
all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any trade accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)
all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations of other Persons described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)
the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person that is not 100% owned by such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

(6)
all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, other than endorsements of negotiable instruments for collection in the ordinary course of business;

(7)
all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(8)	to the extent not otherwise included in this definition, the net obligations pursuant to any Hedging Obligations of such Person.
Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that, in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time. Except as otherwise expressly provided herein, the term “Indebtedness” shall not include cash interest thereon.
“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.
“Issue Date” means   , 2026.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.
“Officers’ Certificate” means a certificate signed by two Officers.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“principal” of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.
“Refinanced” and “Refinancing” shall have correlative meanings.
“Revolving Credit Agreements” means (i) the Revolving Credit Agreement, dated as of April 15, 2025, by and among the Company, the subsidiary borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, and (ii) the Loan Agreement, dated December 12, 2025, among the Company, the lenders party thereto, and CoBank, ACB as administrative agent, sole lead arranger and sole bookrunner, and in each case, together with the respective related documents thereto (including any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness Incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding thereunder or under successor Revolving Credit Agreements, whether by the same or any other lender or group of lenders.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:
(1)	such Person;
(2)	such Person and one or more Subsidiaries of such Person; or
(3)	one or more Subsidiaries of such Person.
“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Issue Date.

“Trust Officer” means any officer in the corporate trust department of the Trustee, having direct responsibility for the administration of the Indenture and also means any officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.
“Trustee” means The Bank of New York Mellon Trust Company, N.A., until a successor replaces it and, thereafter, means the successor.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

DESCRIPTION OF INDEBTEDNESS
For information concerning our existing indebtedness, see our Annual Report on Form 10-K for the fiscal year ended September 27, 2025 under Part II, Item 8, Notes to Consolidated Financial Statements, Note 8: Debt, our Quarterly Report filed on Form 10-Q for the three and nine months ended June 27, 2026 under Part I, Item 1, Notes to Consolidated Condensed Financial Statements (Unaudited), Note 6: Debt, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read this information in conjunction with the other information set forth in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
The following are the material U.S. federal income tax consequences of owning and disposing of notes purchased in this offering for cash at the public offering price, and held as capital assets for U.S. federal income tax purposes.
This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, as well as differing tax consequences that may apply if you are, for instance:
•	a financial institution;
•	a regulated investment company;
•	a dealer or trader in securities that uses a mark-to-market method of tax accounting;
•	holding notes as part of a “straddle” or integrated transaction;
•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
•	a person required under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”) to conform the timing of income accruals with respect to the notes to its financial statements;
•	a person participating in the concurrent Tender Offer;
•	a tax-exempt entity; or
•	a partnership for U.S. federal income tax purposes.
If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners generally will depend on the status of the partners and your activities.
This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This summary does not address any aspect of state, local or non-U.S. taxation, any alternative minimum tax consequences, the potential application of the Medicare tax on net investment income or any taxes other than income taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Tax Consequences to U.S. Holders
This section applies to you if you are a “U.S. Holder.” You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note and are:
•	an individual citizen or individual resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Certain Additional Payments
We will be required to make a payment on a note that would increase the yield of the note in the circumstances described under “Description of the Notes—Change of Control.” We intend to take the position that the possibility of such a payment does not result in the notes being treated as “contingent payment debt instruments” under the applicable Treasury Regulations. Our position is not binding on the IRS. If the IRS were to take a contrary position, you could be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the notes, with adjustments to those accruals when any contingent payments are made. In addition, any income on the sale or other taxable disposition of the notes would be treated as ordinary interest income rather than as capital gain. You should consult your tax adviser regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Payments of Interest
Stated interest on a note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.
Sale or Other Taxable Disposition of the Notes
Upon the sale or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your adjusted tax basis in the note. Your tax basis in a note generally will equal the cost of your note. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as described under “Payments of Interest” above.
Gain or loss realized on the sale or other taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the note has been held for more than one year. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.
Tax Consequences to Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:
•	a nonresident alien individual;
•	a foreign corporation; or
•	a foreign estate or trust.
You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States, in either of which cases you should consult your tax adviser regarding the U.S. federal income tax consequences of owning or disposing of a note.
Payments on the Notes
Subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA,” payments of principal and interest on the notes by us or any paying agent to you will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest,
•	you do not own, actually or constructively, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;
•	you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
•	you provide to the applicable withholding agent a properly executed applicable IRS Form W-8 on which you certify, under penalties of perjury, that you are not a United States person; and
•	it is not effectively connected with your conduct of a trade or business in the United States as described below.
If you cannot satisfy all of the first three requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax unless a tax treaty applies or the interest payments are effectively connected with the conduct of a U.S. trade or business. If a tax treaty applies to you, you may be eligible for a reduction of or exemption from U.S. federal withholding tax. To claim any exemption from or reduction of the 30% withholding tax, you should provide a properly executed IRS Form W-8BEN or W-8BEN-E claiming a reduction of or an exemption from withholding tax under an applicable tax treaty or a properly executed IRS Form W-8ECI stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the United States. Interest payments that are effectively connected with the conduct of a trade or business by you within the United States (and, where an applicable tax treaty so provides, are also attributable to a U.S. permanent establishment maintained by you) are not subject to the U.S. federal withholding tax, but instead are subject to U.S. federal income tax, as described below.

Sale or Other Taxable Disposition of the Notes
Subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of notes, unless the gain is effectively connected with your conduct of a trade or business in the United States as described below, although any amounts attributable to accrued interest will be treated as described above under “Payments on the Notes.”
Effectively Connected Income
If interest or gain on a note is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), you generally will be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above). In this case, you will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Backup Withholding and Information Reporting
If you are a U.S. Holder, information returns are required to be filed with the IRS in connection with payments on the notes and proceeds received from a sale or other taxable disposition of the notes unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you provide proof of an applicable exemption.
If you are a Non-U.S. Holder, information returns are required to be filed with the IRS in connection with payments of interest on the notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other taxable disposition of a note. You may be subject to backup withholding on payments on the notes or on the proceeds from a sale or other taxable disposition of the notes unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will avoid backup withholding as well.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest on the notes and of gross proceeds of sales or redemptions of the notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Proposed U.S. Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds (other than amounts treated as interest). Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in the notes.

UNDERWRITING
We intend to offer the notes through the underwriters. BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Rabo Securities USA, Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters severally have agreed to purchase from us, the principal amount of the notes listed opposite their names below.

Underwriter	Principal Amount of 20 notes	Principal Amount of 20 notes
BofA Securities, Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Rabo Securities USA, Inc.
Total:

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriters have advised us that they propose initially to offer each series of notes to the public at the applicable public offering price on the cover page of this prospectus supplement, and may offer each series of notes to dealers at that price less a concession not in excess of   % of the principal amount of the 20   notes and   % of the principal amount of the 20  notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of   % of the principal amount of the 20  notes and   % of the principal amount of the 20  notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.
The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by us
Per 20 Note
Total
Per 20 Note
Total

Our expenses of the offering, not including the underwriting discount, are estimated to be $    million. The underwriters have agreed to reimburse us for certain of our expenses in connection with the offering.
New Issue of Notes
The 20  notes and the 20  notes are each a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the 20  notes and the 20  notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that an active public market for the notes will develop. If an active public trading markets for the notes do not develop, the market price and liquidity of the notes may be adversely affected.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
It is expected that delivery of the notes in this offering will be made against payment therefor by purchasers in this offering on or about    , 2026, which is the     business day following the date of the pricing of the notes, which we refer to as T+   . Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle T+   , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing should consult their own advisors.
Price Stabilization and Short Positions
In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of each series of notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of such series of notes. If the underwriters create a short position in any series of notes in connection with the offering, i.e., if they sell more notes of such series than are on the cover page of this prospectus, the underwriters may reduce that short position by purchasing such series of notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of any series of notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Certain of the underwriters or their affiliates may be holders of the notes and/or our other debt that may be repaid and may receive a portion of the proceeds from this offering.
Certain of the underwriters or their affiliates are acting as dealer managers in connection with the Tender Offer, for which they will receive customary fees.
Selling Restrictions
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in a member state of the European Economic Area (the “EEA”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended or superseded, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a “professional client” as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”) , and (b) the expression “ offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.
Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in any member state of the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is either one (or both) of: (a) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; or (b) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers of notes to the public under the POATRs.
In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 to the POATRs who are (a) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (b) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order; or (c) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons.” In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to, and will be engaged in only with, Relevant Persons. This prospectus supplement and the accompanying prospectus and their respective contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or their respective contents.
Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes have been or may be issued or has been or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, as amended (the “Financial Instruments and Exchange Law”), and each underwriter will not offer or sell any of the notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each terms as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification – In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

LEGAL MATTERS
The legality of the notes being offered hereby and certain other legal matters will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Weil, Gotshal & Manges LLP, New York, New York.
EXPERTS
The financial statements incorporated in this Prospectus Supplement by reference to Tyson Foods, Inc.’s Current Report on Form 8-K dated June 9, 2026 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K of Tyson Foods, Inc. for the year ended September 27, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Tyson Foods, Inc.
Class A Common Stock
Debt Securities
Warrants
Purchase Contracts
Units
Tyson Foods, Inc. may offer from time to time Class A common stock, par value $0.10 per share, debt securities, warrants, purchase contracts or units separately or together in any combination. The debt securities may consist of debentures, notes or other types of debt. In addition, certain selling security holders to be identified in supplements to this prospectus may offer and sell these securities from time to time. We will provide the specific terms of any offering of these securities, together with the terms of the offering, the public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.
We may sell these securities on a continuous or delayed basis through one or more agents, dealers or underwriters as designated from time to time, or directly to purchasers or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.
Our Class A common stock is listed and traded on the New York Stock Exchange under the symbol “TSN.”
Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 4 of this prospectus, as well as those risks contained or incorporated by reference in the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 9, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not take any responsibility for, and we cannot assure you as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the date of the document containing the information. The terms “Tyson,” “the Company,” “we,” “us,” and “our” refer to Tyson Foods, Inc. and its subsidiaries.
i

OUR COMPANY
Tyson Foods, Inc. and its subsidiaries (collectively, the “Company,” “we,” “us,” “our,” “Tyson Foods” or “Tyson”) (NYSE: TSN) is a world-class food company and recognized leader in protein. Founded in 1935 by John W. Tyson, it has grown under four generations of family leadership. The Company is unified by this purpose: Tyson Foods. We Feed the World Like Family™ and has a broad portfolio of iconic products and brands including Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, State Fair®, Aidells® and ibp®. Tyson Foods is dedicated to bringing high-quality food to every table in the world, safely, and affordably, now and for future generations. Headquartered in Springdale, Arkansas, the Company had approximately 133,000 employees (“team members”) on September 27, 2025. Through its Core Values, Tyson Foods strives to operate with integrity, create value for its shareholders, customers, communities and team members, be faith-friendly and inclusive, provide a safe work environment and serve as a steward of the animals, land and environment entrusted to it. Some of the key factors influencing our business are customer demand for our products; the ability to maintain and grow relationships with customers and introduce new and innovative products to the marketplace; accessibility of international markets; market prices for our products; the cost and availability of live cattle and hogs, raw materials and feed ingredients; availability of team members to operate our production facilities; and operating efficiencies of our facilities. We operate in five reportable segments: Beef, Pork, Chicken, Prepared Foods and International.
We operate a fully vertically-integrated chicken production process. Our integrated operations consist of breeding stock, contract farmers, feed production, processing, further-processing, marketing and transportation of chicken and related specialty products, including animal and pet food ingredients. Through our wholly-owned subsidiary, Cobb-Vantress, we are one of the leading poultry breeding stock suppliers in the world. Investing in breeding stock research and development allows us to breed into our flocks the characteristics found to be most desirable.
We also process live fed cattle and hogs and fabricate dressed beef and pork carcasses into primal and sub-primal meat cuts, case-ready beef and pork and fully-cooked meats. In addition, we derive value from specialty products such as hides and variety meats sold to further processors and others.
We produce a wide range of fresh, value-added, frozen and refrigerated food products. Our products are marketed and sold primarily by our sales staff to grocery retailers, grocery wholesalers, meat distributors, warehouse club stores, military commissaries, industrial food processing companies, chain restaurants or their distributors, live markets, international export companies and domestic distributors who serve restaurants, foodservice operations such as plant and school cafeterias, convenience stores, hospitals and other vendors. Additionally, sales to the military and a portion of sales to international markets are made through independent brokers and trading companies.
As part of our commitment to innovation and growth, we have a subsidiary focused on investing in companies developing breakthrough technologies, business models and products that have the potential to transform the food industry. Tyson New Ventures, LLC is used to broaden our exposure to innovative, new forms of protein and ways of improving animal welfare, water management, and packaging and land stewardship initiatives to complement the Company’s continuing investments in innovation in our Beef, Pork, Chicken, Prepared Foods and International businesses.
We commenced business in 1935, were incorporated in Arkansas in 1947, and were reincorporated in Delaware in 1986.
Our principal executive offices are located at 2200 West Don Tyson Parkway, Springdale, Arkansas 72762-6999, and our telephone number at that address is (479) 290-4000. Our website is located at http://www.tysonfoods.com. Information on our website is not part of this prospectus or any accompanying prospectus supplement.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and information incorporated by reference after the date of this prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at https://www.sec.gov. Our Class A common stock is listed and traded on the New York Stock Exchange, or “NYSE.” Information about us, including certain SEC filings, is also available at our website at https://ir.tyson.com. However, the information on our website is not a part of this prospectus or any accompanying prospectus supplement.
The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.
We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering under this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	Our Annual Report on Form 10-K for the fiscal year ended September 27, 2025;
•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended December 27, 2025 and March 28, 2026;
•
The information included in our Definitive Proxy Statement on Schedule 14A filed on December 17, 2025 that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended September 27, 2025;

•
Our Current Reports on Form 8-K filed with the SEC on November 21, 2025, (solely Item 8.01 therein), December 15, 2025, February 2, 2026 (solely Item 8.01 therein), February 9, 2026, February 11, 2026, February 20, 2026, April 2, 2026, May 28, 2026 (solely Item 5.02 therein), June 8, 2026 (solely Item 5.02 therein) and June 9, 2026; and

•	Our Registration Statement on Form 8-A dated October 14, 1997, and any amendment or report filed for the purpose of updating such description.
You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:
Investor Relations Department
Tyson Foods, Inc.
2200 West Don Tyson Parkway
Springdale, AR 72762-6999
800-643-3410, ext. 4524

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
Certain information in this prospectus constitutes forward-looking statements. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2026, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). Words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “forecast,” “target,” “outlook,” “may,” “should,” “could,” and similar expressions, as well as statements written in the future tense, identify forward-looking statements. These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the effectiveness of financial excellence programs or operational optimization plans; (ii) access to, and inputs from, foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (iii) global pandemics have had, and may in the future have, an adverse impact on our business and operations; (iv) cyber attacks, other cyber incidents, security breaches or other disruptions of our information technology systems; (v) risks associated with our failure to consummate favorable acquisition transactions or integrate certain acquisitions’ operations; (vi) the Tyson Limited Partnership’s ability to exercise significant control over the Company; (vii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (viii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (ix) outbreak of a livestock disease (such as African swine fever (ASF), avian influenza (AI), New World screwworm or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to conduct our operations; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) effectiveness of advertising and marketing programs; (xii) significant marketing plan changes by large customers or loss of one or more large customers; (xiii) our ability to leverage brand value propositions; (xiv) changes in availability and relative costs of labor and contract farmers and our ability to maintain good relationships with team members, labor unions, contract farmers and independent producers providing us livestock; (xv) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (xvi) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xvii) the effect of climate change and any legal or regulatory response thereto; (xviii) adverse results from litigation;(xix) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xx) impairment in the carrying value of our goodwill or indefinite life intangible assets; (xxi) our participation in a multiemployer pension plan; (xxii) volatility in capital markets or interest rates; (xxiii) risks associated with our commodity purchasing activities; (xxiv) the effect of, or changes in, general economic conditions; (xxv) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics, armed conflicts or extreme weather; (xxvi) failure to maximize or assert our intellectual property rights; (xxvii) effects related to changes in tax rates, valuation of deferred tax assets and liabilities, or tax laws and their interpretation; and (xxviii) those factors discussed within Item 1, Item 1A and Item 7 of our Annual Report on Form 10-K for the year ended September 27, 2025 and our other periodic filings with the SEC.

RISK FACTORS
An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended September 27, 2025, as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from the sale of securities to which this prospectus relates for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is based upon our restated certificate of incorporation (“Certificate of Incorporation”), our amended and restated bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference into the registration statement for these securities that we have filed with the SEC and have been filed as an exhibit to our Annual Report on Form 10-K for the year ended October 3, 1998 and as an exhibit to our Current Report on Form 8-K filed on February 12, 2020, respectively. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you. In this “Description of Capital Stock,” unless otherwise indicated, “we,” “us,” “our,” “the Company” and similar words refer to Tyson Foods, Inc. and not any of its subsidiaries.
Capital Stock
We currently have issued and outstanding two classes of capital stock, Class A common stock, par value $0.10 per share, and Class B common stock, par value $0.10 per share. Our Certificate of Incorporation authorizes the issuance of up to 900 million shares of each of Class A common stock and Class B common stock. The holders of Class A common stock are entitled to one vote, and the holders of Class B common stock are entitled to ten votes, for each share held of record on all matters submitted to stockholders, including the election of directors and such other matters as may properly come before our annual meeting and any adjournments or postponements thereof. Except as required by law, holders of Class A common stock and Class B common stock vote together as a single class; provided, however, that holders of Class A common stock and Class B common stock vote separately as a class with respect to the issuance of additional shares of Class B common stock (except in connection with stock splits and stock dividends). Holders of Class A common stock and holders of Class B common stock do not have cumulative voting rights. Holders of Class A common stock and Class B common stock are entitled to receive such dividends and other distributions in cash, stock or property of the Company as may be determined by our board of directors out of any funds legally available therefor; provided, however, that no cash dividend may be paid on Class B common stock unless a cash dividend is simultaneously paid on Class A common stock, and the per share amount of the cash dividend paid on Class B common stock cannot exceed 90% of the per share cash dividend simultaneously paid on Class A common stock. In the case of dividends or other distributions payable in common stock, including distributions pursuant to stock splits or divisions of stock of the Company which occur after the initial issuance of shares of Class B Stock by the Company, such distributions or divisions will be in the same proportion with respect to each class of stock, but only shares of Class A common stock will be distributed with respect to Class A common stock and only shares of Class B common stock will be distributed with respect to Class B common stock. In the case of any combination or reclassification of Class A common stock, the shares of Class B common stock will also be combined or reclassified so that the relationship between the number of shares of Class B common stock and Class A common stock outstanding immediately following such combination or reclassification will be the same as the relationship between Class B common stock and Class A common stock immediately prior to such combination or reclassification.
Upon liquidation of the Company, the holders of Class A common stock and Class B common stock share ratably in the assets, if any, remaining after payment of all debts and liabilities of the Company; provided that a merger or consolidation of the Company with or into any other corporation or a sale or conveyance of all or any part of the assets of the Company (which does not in fact result in the liquidation of the Company and the distribution of assets to our stockholders) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company. Such holders do not have preemptive, conversion or redemption rights, except that each holder of Class B common stock may, at such holder’s option, and upon written notice to the Company, convert each share of Class B common stock into one fully paid and nonassessable share of Class A common stock.
The transfer agent and registrar for our Class A common stock is Computershare, Inc.
Our Class A common stock is listed on the NYSE under the symbol “TSN.”

DESCRIPTION OF DEBT SECURITIES
Any debt securities that we may issue will constitute either senior or subordinated debt of the Company. Any debt securities that are sold may be exchangeable for and/or convertible into Class A common stock or any other securities that may be sold under this prospectus. Any debt securities will be issued under an indenture dated as of June 1, 1995, as supplemented (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)), as Trustee (the “Trustee”), or one or more separate indentures between the Company and a designated trustee. We will include a prospectus supplement on the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities.
The following is a summary of the Indenture under which senior debt securities may be issued. The following statements are subject to the detailed provisions of the Indenture. We have filed a copy of the Indenture as an exhibit to the registration statement of which this prospectus is a part. The Indenture is also available for inspection at the office of the Trustee. Section references are to the Indenture. The following summarizes the material terms of the Indenture; however, the following summaries of certain provisions of the Indenture are not complete. Wherever particular provisions of the Indenture are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries or terms, which are qualified in their entirety by such reference to the provisions of the Indenture. Definitions of certain terms used in this “Description of Debt Securities” may be found below under “—Certain Definitions.” In this “Description of Debt Securities,” unless otherwise indicated, “we,” “us,” “our,” “the Company” and similar words refer to Tyson Foods, Inc. and not any of its subsidiaries.
General
The Indenture does not limit the aggregate principal amount of debt securities which may be issued under the Indenture and provides that the debt securities may be issued from time to time in one or more series, as authorized from time to time by our Board of Directors, any committee of our Board of Directors or any duly authorized officer. The debt securities will be direct, unsecured and unsubordinated obligations of the Company and will rank on a parity with our other unsecured and unsubordinated indebtedness. The debt securities will be effectively subordinated to our senior secured indebtedness to the extent of the value of the collateral securing such indebtedness. Except as described under “Certain Covenants,” the Indenture does not limit other indebtedness or securities which may be incurred or issued by the Company or any of its subsidiaries or contain financial or similar restrictions on the Company or any of its subsidiaries. The Company’s rights and the rights of its creditors, including holders of debt securities, to participate in any distribution of assets of any subsidiary upon the latter’s liquidation or reorganization or otherwise are effectively subordinated to the claims of the subsidiary’s creditors, except to the extent that the Company or any of its creditors may itself be a creditor of that subsidiary.
The particular terms of a series of debt securities will be set forth in an officers’ certificate or supplemental indenture, and described in the applicable prospectus supplement. We urge you to read the Indenture as supplemented by any officers’ certificate or supplemental indenture because the Indenture, as supplemented, and not this section, defines your rights as a holder of the debt securities.
The prospectus supplement which accompanies this prospectus will set forth where applicable the following terms of and information relating to the debt securities in respect of which this prospectus is being delivered (“Offered Securities”):
•	the designation of the Offered Securities;
•	the aggregate principal amount of the Offered Securities
•	the date or dates on which principal of, and premium, if any, on the Offered Securities is payable;
•
the rate or rates at which the Offered Securities shall bear interest, if any, or the method by which such rate shall be determined, and the basis on which interest shall be calculated if other than a 360-day year consisting of twelve 30-day months, the date or dates from which such interest will accrue and on which such interest will be payable and the related record dates;

•	if other than the offices of the Trustee, the place where the principal of and any premium or interest on the Offered Securities will be payable;
•	any redemption, repayment or sinking fund provisions;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the Offered Securities will be issuable;
•	if other than the principal amount of such debt security, the portion of the principal amount due upon acceleration;
•	if other than U.S. dollars, the currency or currencies (including composite currencies) in which the Offered Securities are denominated or payable;
•	whether the Offered Securities shall be issued in the form of a global security or securities;
•	if applicable, a discussion of any material United States federal income tax considerations;
•	any other specific terms of the Offered Securities; and
•	the identity of any trustees, depositories, authenticating or paying agents, transfer agents or registrars with respect to the Offered Securities. (Section 2.3)
The debt securities will be issued either in certificated, fully registered form, without coupons, or as global securities under a book-entry system, as specified in the accompanying prospectus supplement. See “Form of Securities.”
Unless otherwise specified in the accompanying prospectus supplement, principal and premium, if any, will be payable, and the debt securities will be transferable and exchangeable without any service charge, at the office of the Trustee. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any such transfer or exchange. (Sections 2.7, 4.1 and 4.2)
Unless otherwise specified in the accompanying prospectus supplement, interest on any series of debt securities will be payable on the interest payment dates set forth in the accompanying prospectus supplement to the persons in whose names the debt securities are registered at the close of business on the related record date and will be paid, at the option of the Company, by wire transfer or by checks mailed to such persons. (Sections 2.7 and 4.1)
If the debt securities are issued as Original Issue Discount Securities (as defined in the Indenture) bearing no interest or interest at a rate which at the time of issuance is below market rates and are to be sold at a substantial discount below their stated principal amount, the other special considerations applicable to such Original Issue Discount Securities will be generally described in the prospectus supplement.
Unless otherwise described in the accompanying prospectus supplement, there are no covenants or provisions contained in the Indenture which afford the holders of the debt securities protection in the event of a highly leveraged transaction involving the Company. Reference is made to the applicable prospectus supplement for information with respect to any additions to, or modifications or deletions of, the events of default or covenants described below.
Certain Covenants
Restrictions on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary (as defined below) to, create, incur or suffer to exist any mortgage or pledge, as security for any indebtedness, on or of any shares of stock, indebtedness or other obligations of a Subsidiary (as defined below) or any Principal Property (as defined below) of the Company or a Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations of a Subsidiary or Principal Property is owned at the date of the Indenture or acquired after the date of the Indenture, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding debt securities equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured. This covenant will not apply in the case of:
(i)
the creation of any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture (including acquisitions by way of merger or consolidation) by the Company or a Restricted Subsidiary contemporaneously with such acquisition, or within 180 days after such acquisition, to secure or provide for the payment or financing of any part of the purchase price of such acquisition, or the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the assumption of such mortgage, pledge or other liens, provided that every such mortgage, pledge or lien referred to in this clause (i) will attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements on such Principal Property;
(ii)	any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of this Indenture;
(iii)	any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any Restricted Subsidiary;
(iv)	any mortgage, pledge or other lien on Principal Property being constructed or improved securing loans to finance such construction or improvements;
(v)
any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations; and

(vi)
renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses (i) through (v), provided, in the case of a mortgage, pledge or other lien permitted under clause (i), (ii) or (iv), the indebtedness secured is not increased nor the lien extended to any additional shares of stock, indebtedness or other obligations of a Subsidiary or any additional Principal Property.

Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume liens in addition to those permitted by this paragraph, and renew, extend or replace such liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect to such creation, assumption, renewal, extension or replacement, Exempted Debt (as defined below) does not exceed 10% of Consolidated Net Tangible Assets (as defined below). (Section 4.3)
Restrictions on Sale and Lease-Back Transactions. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion of such property, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, the Company or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period (i) if the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions described above under “—Restrictions on Liens,” to create a mortgage on the property to be leased securing Funded Debt (as defined below) in an amount equal to the Attributable Debt (as defined below) with respect to such sale and lease-back transaction without equally and ratably securing the outstanding debt securities or (ii) if (A) the Company promptly informs the Trustee of such transaction, (B) the net proceeds of such transaction are at least equal to the fair value (as determined by board resolution of the Company) of such property and (C) the Company causes an amount equal to the net proceeds of the sale to be applied to the retirement, within 180 days after receipt of such proceeds, of Funded Debt incurred or assumed by the Company or a Restricted Subsidiary (including the debt securities); provided further that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 75 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of the Company (which may include the outstanding debt securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not previously tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures, and an officers’ certificate (which will be delivered to the Trustee and each paying agent and which need not contain the statements prescribed by the second paragraph of Section 10.4 of the Indenture) stating that the Company elects to deliver or cause to be delivered such debentures or notes in lieu of retiring Funded Debt as provided in the Indenture. If the Company shall so deliver debentures or notes to the applicable trustee and the Company shall duly deliver such officers’ certificate, the amount of cash which the Company will be required to apply to the retirement of Funded Debt under this provision of the Indenture shall be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes or, if there are no such redemption prices, the principal amount of such debentures or notes; provided, that in the case of debentures or notes which provide for an amount less than the principal amount of such debentures or notes to be due and payable upon a declaration of the maturity of such debentures or notes, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity of such debentures or notes pursuant to the terms of the Indenture pursuant to which such debentures or notes were issued. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by this paragraph and without any obligation to retire any outstanding debt securities or other Funded Debt, provided that at the time of entering into such sale and lease-back transactions and after giving effect to such transactions, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets. (Section 4.4)
Certain Definitions
The term “Attributable Debt” as defined in the Indenture means, as to any particular lease under which any Person (as defined in the Indenture) is at the time liable, other than a capital lease, and at any date as of which the amount of such lease is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term of such lease as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a capital lease with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. “Attributable Debt” means, as to a capital lease under which any Person is at the time liable and at any date as of which the amount of such lease is to be determined, the capitalized amount of such lease that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.
The term “Consolidated Net Tangible Assets” as defined in the Indenture means the excess over the current liabilities of the Company of all of its assets as determined by the Company and as would be set forth in a consolidated balance sheet of the Company and its Subsidiaries, on a consolidated basis, in accordance with generally accepted accounting principles as of a date within 90 days of the date of such determination, after deducting goodwill, trademarks, patents, other like intangibles and minority interests of others.
The term “Exempted Debt” as defined in the Indenture means the sum, without duplication, of the following items outstanding of the date Exempted Debt is being determined:
(i)
indebtedness of the Company and its Restricted Subsidiaries incurred after the date of the Indenture and secured by liens created, assumed or otherwise incurred or permitted to exist pursuant to the provision described in the last sentence under “Certain Covenants— Restrictions on Liens” and

(ii)
Attributable Debt of the Company and its Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to the provision described in the last sentence under “—Certain Covenants—Restrictions on Sale and Lease-Back Transactions.”

The term “Funded Debt” as defined in the Indenture means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect of such indebtedness, beyond one year from its creation.
The term “Principal Property” as defined in the Indenture means:
(i)
land, land improvements, buildings and associated factory equipment owned or leased pursuant to a capital lease and used by the Company or a Restricted Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories or other materials and supplies and located within the United States of America and having an acquisition cost plus capitalized improvements in excess of 1% of Consolidated Net Tangible Assets as of the date of such determination;

(ii)	certain property referred to in the Indenture; and
(iii)
any asset held by Tyson Holding Company (which was subsequently merged with and into Tyson Foods, Inc.) but shall not include any such property or assets described in clauses (i), (ii) or (iii) that is financed through the issuance of tax exempt governmental obligations, or any such property or assets that has been determined by board resolution of the Company not to be of material importance to the respective businesses conducted by the Company or such Restricted Subsidiary, effective as of the date such resolution is adopted.
The term “Restricted Subsidiary” as defined in the Indenture means any Subsidiary organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America which owns or is a lessee pursuant to a capital lease of any Principal Property or owns shares of capital stock or indebtedness of another Restricted Subsidiary other than:
(i)	each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination of such operations; and
(ii)
each Subsidiary formed or acquired after the date of the Indenture for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of the Company or any Restricted Subsidiary;

provided, however, the Board of Directors of the Company may declare any such Subsidiary to be a Restricted Subsidiary effective as of the date such resolution is adopted.
The term “Subsidiary” as defined in the Indenture means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock (as defined in the Indenture) is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.
Restrictions on Consolidations, Mergers and Sales of Assets
The Indenture provides that the Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary) or permit any Person to merge with or into the Company unless:
(a)	either
(i)	the Company will be the continuing Person or
(ii)
the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction of the United States of America and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the debt securities and the Company shall have delivered to the Trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with; and

(b)	immediately after giving effect to such transaction, no Default (as defined in the Indenture) shall have occurred and be continuing. (Section 5.1)
Events of Default
An “Event of Default,” as defined in the Indenture and applicable to debt securities, will occur with respect to the debt securities of any series if:
(a)
the Company defaults in the payment of the principal of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption, mandatory repurchase or otherwise;

(b)	the Company defaults in the payment of interest on any debt security of such series when the same becomes due and payable, and such default continues for a period of 30 days;
(c)
the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to the debt securities of such series and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders (as defined in the Indenture) of 25% or more in aggregate principal amount of the debt securities of such series;

(d)
an involuntary case or other proceeding shall be commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company under the federal bankruptcy laws;

(e)	the Company
(i)	commences a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consents to the entry of an order for relief in an involuntary case under any such law,
(ii)
consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or

(iii)	effects any general assignment for the benefit of creditors; or
(f)	any other Events of Default set forth in the applicable prospectus supplement occurs. (Section 6.1)
The Indenture provides that if an Event of Default described in clauses (a), (b), (c) or (f) above (if such Event of Default under clause (c) or (f) is with respect to one or more but not all series of debt securities then outstanding) occurs and is continuing, then, and in each and every such case, except for any series of debt securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the debt securities of each such series then outstanding under the Indenture (each such series voting as a separate class) by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal (or, if the debt securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series and set forth in the applicable prospectus supplement) of all debt securities of all such series, and the interest accrued on such debt securities, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (c) or (f) occurs and is continuing with respect to all series of debt securities then outstanding, then and in each and every such case, unless the principal of all the debt securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the debt securities then outstanding under the Indenture (treated as one class), by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal (or, if any debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such Original Issue Discount Securities and set forth in the applicable prospectus supplement) of all the debt securities then outstanding and interest accrued on such debt securities, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or (e) occurs and is continuing, then the principal amount (or, if any debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such Original Issue Discount Securities and set forth in the applicable prospectus supplement) of all the debt securities then outstanding and interest accrued on such debt securities, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.
The provisions described in the paragraph above, however, are subject to the condition that if, at any time after the principal (or, if the debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such Original Issue Discount Securities and set forth in the applicable prospectus supplement) of the debt securities of any series (or of all the debt securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided in the Indenture, the Company will pay or will deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of each such series (or of all the debt securities, as the case may be) and the principal of any and all debt securities of each such series (or of all the debt securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or yield to maturity (in the case of Original Issue Discount Securities) specified in the debt securities of each such series and set forth in the applicable prospectus supplement to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of debt securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the Indenture, then and in every such case the Holders of a majority in aggregate principal amount of all the debt securities of each such series, or of all the debt securities, in each case voting as a single class, then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to each such series (or with respect to all the debt securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment will extend to or shall affect any subsequent default or shall impair any right consequent on such default. For all purposes under the Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions described above, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities will be deemed, for all purposes under the Indenture, to be such portion of the principal of such Original Issue Discount Securities as shall be due and payable as a result of such acceleration, and payment of such portion of the principal of such Original Issue Discount Securities as shall be due and payable as a result of such acceleration, together with interest, if any, on such Original Issue Discount Securities and all other amounts owing under the Indenture, shall constitute payment in full of such Original Issue Discount Securities. (Section 6.2)
The Indenture contains a provision under which, subject to the duty of the Trustee during a default to act with the standard of care required by law:
(i)
the Trustee may rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person, and the Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(ii)
before the Trustee acts or refrains from acting, it may require an officers’ certificate or an opinion of counsel, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(iii)	the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;
(iv)
the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(v)
the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding debt securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture; and

(vi)
the Trustee may consult with counsel and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under the Indenture in good faith and in reliance on such advice or opinion. (Section 7.2) Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected (each such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of debt securities pursuant to this paragraph. (Section 6.5)

The Indenture provides that no Holder of any debt security of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or the debt securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:
(i)	such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of such series;
(ii)
the Holders of at least 25% in aggregate principal amount of outstanding debt securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

(iii)	such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
(iv)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(v)
during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the Trustee a direction that is inconsistent with such written request.

A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder. (Section 6.6)
The Indenture contains a covenant that the Company will file annually, not more than 90 days after the end of its fiscal year, with the Trustee a certification from the principal executive officer, principal financial officer or principal accounting officer that a review has been conducted of the activities of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ performance under the Indenture and that the Company has complied with all conditions and covenants under the Indenture. (Section 4.6)
Discharge, Defeasance and Covenant Defeasance
The Indenture provides that, except as provided below, the Company may terminate its obligations under the debt securities of any series and the Indenture with respect to debt securities of such series if:
(i)
all debt securities of such series previously authenticated and delivered (other than destroyed, lost or stolen debt securities of such series that have been replaced or debt securities of such series that are fully paid or debt securities of such series for whose payment money or debt securities have previously been held in trust and subsequently repaid to the Company, as provided in the Indenture) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under the Indenture; or

(ii)
(A) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such debt securities for that purpose, money or U.S. Government Obligations (as defined in the Indenture) or a combination of money and U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification of such firm delivered to the Trustee), without consideration of any reinvestment, to pay principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the Indenture, (C) no default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit, (D) such deposit does not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company delivers to the Trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

With respect to the foregoing clause (i), only the Company’s obligations under Section 7.7 of the Indenture in respect of the debt securities of such series shall survive. With respect to the foregoing clause (ii), only the Company’s obligations in Sections 2.2 (Execution and Authorization), 2.3 (Amount Unlimited; Issuable in Series), 2.4 (Denomination and Date of Securities; Payments of Interest), 2.5 (Registrar and Paying Agent; Agents Generally), 2.6 (Paying Agent to Hold Money in Trust), 2.7 (Transfer and Exchange), 2.11 (Cancellation),

4.2  (Maintenance of Office or Agency), 7.7 (Compensation and Indemnity), 7.8 (Replacement of Trustee), 8.5 (Repayment by Company) and 8.6 (Reinstatement) of the Indenture in respect of the debt securities of such series shall survive until the debt securities of such series are no longer outstanding. Once there are no longer any debt securities of a particular series outstanding, only the Company’s obligations in Sections 7.7, 8.5 and 8.6 of the Indenture in respect of the debt securities of such series shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the debt securities of such series and this Indenture with respect to the debt securities of such series except for those surviving obligations specified above. (Section 8.1)
The Indenture provides that, except as provided below, the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities of any series after the period specified in clause (iv)(2)(z) below of this paragraph, and the provisions of the Indenture will no longer be in effect with respect to the debt securities of such series, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same; provided, that the following conditions shall have been satisfied:
(i)
the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders for payment of the principal of and interest on the debt securities of such series, money or U.S. Government Obligations or a combination of money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification of such firm delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect of such funds payable by the Trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(ii)	such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
(iii)
no Default (as defined in the Indenture) with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit or at any time during the period specified in clause (iv)(2)(z) below;

(iv)
the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this provision of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an opinion of counsel to the same affect as the ruling described in clause (x) above and based on a change in law and (2) an opinion of counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (y) the Holders of the debt securities of such series have a valid first priority security interest in the trust funds, and (z) after the passage of 123 days following the deposit (except after one year following the deposit, with respect to any trust funds for the account of any Holder of the debt securities of such series who may be deemed to be an “insider” as to an obligor on the debt securities of such series for purposes of the United States Bankruptcy Code), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained in the property of the Company, to the extent not paid to such Holders, the Trustee will hold, for the benefit of such Holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute) and the Holders of the debt securities of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

(v)
if the debt securities of such series are then listed on a national securities exchange, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the defeasance contemplated by this provision of the Indenture of the debt securities of such series will not cause the debt securities of such series to be delisted; and

(vi)
the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the defeasance contemplated by this provision of the Indenture of the debt securities of such series have been complied with. Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (iv) (2)(z) of this paragraph, none of the Company’s obligations under the Indenture with respect to the debt securities of such series shall be discharged. Subsequent to the end of such 123-day (or one year) period, the Company’s obligations in Sections 2.2 (Execution and Authorization), 2.3 (Amount Unlimited; Issuable in Series), 2.4 (Denomination and Date of Securities; Payments of Interest), 2.5 (Registrar and Paying Agent; Agents Generally), 2.6 (Paying Agent to Hold Money in Trust), 2.7 (Transfer and Exchange), 2.11 (Cancellation), 4.2 (Maintenance of Office or Agency), 7.7 (Compensation and Indemnity), 7.8 (Replacement of Trustee), 8.5 (Repayment by Company) and 8.6 (Reinstatement) of the Indenture with respect to the debt securities of such series shall survive until such debt securities are no longer outstanding. Once there are no longer any debt securities of a particular series outstanding, only the Company’s obligations in Sections 7.7 (Compensation and Indemnity), 8.5 (Repayment by Company) and 8.6 (Reinstatement) of the Indenture with respect to the debt securities of such series shall survive. If and when a ruling from the Internal Revenue Service or an opinion of counsel referred to in clause (iv)(1) of this paragraph is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company’s obligations under Section 4.1 (Payment of Securities) of the Indenture, then the Company’s obligations under such Section 4.1 of the Indenture with respect to the debt securities of such series shall cease upon delivery to the Trustee of such ruling or opinion of counsel and compliance with the other conditions precedent provided for in this provision of the Indenture relating to the defeasance contemplated by this provision of the Indenture. (Section 8.2)

The Indenture provides that the Company may omit to comply with any term, provision or condition described under “—Certain Covenants,” and such omission shall be deemed not to be an Event of Default, with respect to the outstanding debt securities of any series if:
(i)
the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the debt securities of such series for payment of the principal of and interest, if any, on the debt securities of such series money or U.S. Government Obligations or a combination of money or U.S. Government Obligations in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification of such firm delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect of such funds payable by the Trustee, to pay and discharge the principal of and interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(ii)	such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
(iii)	no Default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit;
(iv)
the Company has delivered to the Trustee an opinion of counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (B) the Holders of the debt securities of such series have a valid first-priority security interest in the trust funds, (C) such Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except after one year following the deposit, with respect to any trust funds for the account of any Holder of the debt securities of such series who may be deemed to be an “insider” as to an obligor on the debt securities of such series for purposes of the United States Bankruptcy Code), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15

of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, to the extent not paid to such Holders, the Trustee will hold, for the benefit of such Holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), and the Holders of the debt securities of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;
(v)
if the debt securities of such series are then listed on a national securities exchange, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the covenant defeasance contemplated by this provision of the Indenture of the debt securities of such series will not cause the debt securities of such series to be delisted; and

(vi)
the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the covenant defeasance contemplated by this provision of the Indenture of the debt securities of such series have been complied with. (Section 8.3)

Modification of the Indenture
The Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the debt securities of any series without notice to or the consent of any Holder:
(i)	to cure any ambiguity, defect or inconsistency in the Indenture; provided, that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;
(ii)	to comply with Article 5 (Successor Corporation) of the Indenture;
(iii)	to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;
(iv)	to evidence and provide for the acceptance of appointment under the Indenture with respect to the debt securities of any or all series by a successor Trustee;
(v)	to establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities as permitted by the Indenture;
(vi)	to provide for uncertificated debt securities and to make all appropriate changes for such purpose; or
(vii)	to make any change that does not materially and adversely affect the rights of any Holder. (Section 9.1)
The Indenture also provides that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the debt securities of any series outstanding under the Indenture with the written consent of the Holders of a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture (all such series voting as one class). The Indenture also provides that the Holders of a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the debt securities of such series. Notwithstanding the foregoing provision, without the consent of each Holder of the debt securities of each series affected by such supplemental indenture, an amendment or waiver, including a waiver pursuant to Section 6.4 of the Indenture, may not:
(i)	extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such Holder’s debt security;
(ii)
reduce the principal amount of such debt security or the rate of interest on such debt security (including any amount in respect of original issue discount), or any premium payable with respect to such debt security;

(iii)	adversely affect the rights of such Holder under any mandatory repurchase provision or any right of repurchase at the option of such Holder;

(iv)
reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity of such debt security pursuant to the Indenture or the amount of such debt security provable in bankruptcy;

(v)	change any place of payment where, or the currency in which, any debt security of such series or any premium or the interest on such debt security is payable;
(vi)
impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of such debt security (or, in the case of redemption, on or after the redemption date or, in the case of mandatory repurchase, the date of such repurchase);

(vii)
reduce the percentage in principal amount of outstanding debt security of such series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture;

(viii)	waive a Default in the payment of principal of or interest on, any debt security of such series;
(ix)	cause any debt security of such series to be subordinated in right of payment to any obligation of the Company; or
(x)
modify any of the provisions of this section of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding debt security of any series affected by such supplemental indenture.

A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of Holders of debt securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under the Indenture of the Holders of debt securities of any other series or of the coupons appertaining to such debt securities. It shall not be necessary for the consent of the Holders under this section of the Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver. After an amendment, supplement or waiver under this section of the Indenture becomes effective, the Company shall give to the Holders affected by such amendment, supplement or waiver a notice briefly describing such amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect in such notice, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. (Section 9.2)
Governing Law
The Indenture and the debt securities will be governed by the laws of the State of New York.
Concerning the Trustee
The Company and its subsidiaries maintain ordinary banking relationships with The Bank of New York Mellon Trust Company N.A. and its affiliates and a number of other banks. The Bank of New York Mellon Trust Company N.A. also serves as trustee with respect to certain other outstanding debt securities of the Company and its subsidiaries.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or
•	commodities.
Each purchase contract will entitle or obligate the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of common stock or any combination of such securities. The applicable supplement will describe:
•
the terms of the units and of the purchase contracts, warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	if applicable, a discussion of any material United States federal income tax considerations;
•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Tyson, the trustees, the warrant agents, the unit agents or any other agent of Tyson, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
Beneficial owners of securities generally will not receive certificates representing their ownership interests in the securities. However, if
•
the depositary notifies us that it is unwilling or unable to continue as a depositary for any securities or if the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of the notification or of our becoming aware of the depositary’s ceasing to be so registered, as the case may be,

•	we determine, in our sole discretion, not to have the securities represented by one or more global securities, or
•
in the case of debt securities, an event of default under the indenture for such debt securities has occurred and is continuing with respect to such debt securities, then, in each case, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
Tyson and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:
•	through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers;
•	through a combination of any of these methods of sale; or
•	through any other method described in the applicable prospectus supplement.
The securities may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.
We will describe in a prospectus supplement the particular terms of any offering of the securities, including the following:
•	the names of any underwriters or agents;
•	any discounts and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the applicable securities may be listed.
If Tyson and/or the selling securityholders, if applicable, use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.
The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.
Tyson and/or the selling securityholders, if applicable, may sell securities through agents or dealers designated by them. Any agent or dealer involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent or dealer will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase securities from Tyson and/or the selling securityholders, if applicable, as principal and may resell those securities at varying prices to be determined by the dealer.
Tyson and/or the selling securityholders, if applicable, also may sell securities directly. In this case, no underwriters or agents would be involved.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.
Tyson and/or the selling securityholders, if applicable, may enter into agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
Tyson and/or the selling securityholders, if applicable, may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
Some or all of the securities may be new issues of securities with no established trading market. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.
VALIDITY OF SECURITIES
The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP or such other counsel as may be specified in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this Prospectus by reference to Tyson Foods, Inc.’s Current Report on Form 8-K dated June 9, 2026 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Tyson Foods, Inc. for the year ended September 27, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.